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Freeport-McMoRan Copper & Gold Inc. Updates
Status of Operations at PT Freeport Indonesia Following
Accident at Underground Training Facility

PHOENIX, AZ, June 12, 2013 - Freeport-McMoRan Copper & Gold Inc. (NYSE: FCX) today provided an update on the status of PT Freeport Indonesia's (PT-FI) Grasberg operations in Papua, Indonesia following the May 14, 2013 accident at an underground training facility.
Although the tragic accident occurred outside the area of mining operations, PT‐FI temporarily suspended mining and processing activities at the Grasberg complex out of respect for and in sympathy of the deceased and injured workers and their families, and to devote full attention to the rescue and recovery effort. The rescue and recovery effort was completed on May 21, 2013. Most regrettably, there were 28 fatalities and 10 injuries associated with the accident.
The incident is being thoroughly investigated by PT‐FI, international experts, the Indonesian Department of Energy and Mineral Resources (DEMR) and other government authorities with PT‐FI's full cooperation. Representatives of the DEMR have completed a preliminary review of the incident and have issued several recommendations, which PT-FI is addressing.
James R. Moffett, Chairman of the Board of FCX, and Richard C. Adkerson, Vice Chairman, President and Chief Executive Officer of FCX, said: “We again offer our deepest condolences to the families of our deceased and injured workers. We are deeply committed to the safety of our workforce and to the highest international standards in ensuring safety for our workforce. This was an unprecedented event in our more than 40-year history of operations in Papua. We are taking all actions required to prevent future incidents and to assure the safety of our workforce.”
PT-FI has conducted safety inspections throughout its operations and is working with the DEMR to resume operations in a phased approach. Pending approval from the DEMR, open pit and concentrating operations would commence initially followed by a ramp-up in underground operations upon completion of inspections and any corrective actions in coordination with government authorities.
The estimated daily impact of the temporary suspension of operations approximates 3 million pounds of copper and 3,000 ounces of gold. For the period between May 15, 2013 and June 11, 2013, the estimated impact on PT-FI production approximated 80 million pounds of copper and 80,000 ounces of gold. PT-FI is actively working with government authorities on a phased restart of operations and will update its production outlook as additional information becomes available.
Because of the temporary disruption, PT-FI has notified its customers of a Force Majeure event under its concentrate sales agreements.

Freeport-McMoRan Copper & Gold                             1

FCX is a premier U.S.-based natural resource company with an industry leading global portfolio of mineral assets, significant oil and gas resources and a growing production profile. FCX is the world's largest publicly traded copper producer.
FCX's portfolio of assets includes the Grasberg minerals district in Indonesia, one of the world's largest copper and gold deposits; significant mining operations in the Americas, including the large-scale Morenci minerals district in North America and the Cerro Verde and El Abra operations in South America; the Tenke Fungurume minerals district in the Democratic Republic of Congo; and significant oil and natural gas assets in North America, including reserves in the Deepwater Gulf of Mexico, onshore and offshore California, in the Eagle Ford and Haynesville shale plays and industry leading position in the emerging shallow water, ultra-deep gas trend on the Shelf of the Gulf of Mexico and onshore in South Louisiana.  Additional information about FCX is available on FCX's website at www.fcx.com.
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Cautionary Statement Regarding Forward Looking Statements: This press release contains forward-looking statements, which are all statements other than statements of historical facts, such as those statements regarding completion of the pending acquisitions. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “intends,” “likely,” “will,” “should,” “to be,” and any similar expressions are intended to identify those assertions as forward-looking statements.
FCX cautions readers that forward-looking statements are not guarantees of future performance and its actual results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Important factors that can cause FCX's actual results to differ materially from those anticipated in the forward-looking statements include the outcome of the investigation of the tunnel collapse in the underground training facility at PT-FI and other factors described in more detail under the heading “Risk Factors” in FCX's Annual Report on Form 10-K for the year ended December 31, 2012, filed with the U.S. Securities and Exchange Commission (SEC) as updated by our subsequent filings with the SEC.
Investors are cautioned that many of the assumptions on which FCX's forward-looking statements are based are likely to change after its forward-looking statements are made, including for example commodity prices, which FCX cannot control, and production volumes and costs, some aspects of which FCX may or may not be able to control. Further, FCX may make changes to its business plans that could or will affect its results. FCX cautions investors that it does not intend to update forward-looking statements more frequently than quarterly notwithstanding any changes in FCX's assumptions, changes in business plans, actual experience or other changes, and FCX undertakes no obligation to update any forward-looking statements.

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Freeport-McMoRan Copper & Gold                             2